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[Signature ] Variable Annuity Application
American Enterprise Life Insurance Company

 Administrative Offices:
 80 South Eighth Street
 P.O. Box 534
 Minneapolis, MN 55440


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1  Annuitant Full Name (First, Middle Initial, Last)

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   Address (Street Address or P.O. Box, City, State, Zip)

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   Citizenship:       U.S.
                      Other  (Country)
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   Phone Number
  (           )
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   Sex        Date of Birth         Social Security Number
  ( )M       (Month/Day/Year)     (Tax Identification Number)
  ( )F            /     /
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2  Owner (check one)
   ( ) Same as Annuitant (Do no complete owner information below)
   ( ) Joint with Annuitant (Spouse only)-Not Available for IRA
   ( ) Other
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   Full Name (First, Middle Initial, Last)

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   Address (Street Address or P.O. Box, City, State, Zip)

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   Relationship to Annuituant

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   Phone Number
  (           )
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   Sex      Date of Birth     Social Security Number
          (Month/Day/Year)  (Tax Identification Number)
   M           /   /
   F
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   For joint spousal owners, the annuitant's Social Security
   number will be used for tax reporting purposes unless you specify otherwise under Remarks.
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3  Primary Beneficiary  (Name, relationship to the Annuitant;
                         if unrelated, include Social Security
                         number and date of birth)


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   Contingent Beneficiary (Name, relationship to the Annuitant;
                           if unrelated, include Social Security
                           numberand date of birth)


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4   Annuity Plan (check one)
    Nonqualified    Traditional IRA   SEP-IRA
    Roth IRA        TSA Rollover

If IRA (check and complete applicable types)

Traditional IRA:  Amount $_______ for ______ (year)
Traditional IRA:  Amount $_______ for ______ (year)
SEP-IRA:          Amount $_______ for ______ (year)
SEP-IRA:          Amount $_______ for ______ (year)
Roth Contributory:Amount $_______ for ______ (year)
Roth Contributory:Amount $_______ for ______ (year)
Rollover IRA:             Amount $__________
Trustee to Trustee IRA:   Amount $__________
Roth Conversion IRA:      Amount $__________

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5   Death Benefit Option (check one)

    NOTE: Option A shall apply if owner or annuitant is age 76 or older.

    ( ) Option A - Greater of Contract Value or Purchase Payments
    ( ) Option B - Highest Anniversary Value

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6   Purchase Payments

    Initial Purchase Payment $______________________________

Payment Allocation*:

Fixed
______% AEL Fixed Account

Money Market
______% AXPsm VP Cash Management Fund

Low/Medium Yield Bonds
______% Alliance U.S. Gov./High Grade Portfolio
______% AXP sm VP Bond Fund
______% Goldman Sachs VIT Global Income Fund

High Yield Bonds
______% AXPsm VP Extra Income Fund

Large Cap Stocks
______% AIM V.I. Value Fund
______% Alliance Premier Growth Portfolio
______% Alliance Technology Portfolio
______% AXPsm VP Managed Fund
______% AXPsm VP New Dimensions Fund
______% Fidelity VIP Fund III Growth & Income Port
______% Franklin Templeton VIP Mutual Shares Investments Fund - Class 2
______% Goldman Sachs VIT Capital Growth Fund
______% Goldman Sachs VIT CORE U.S. Equity Fund
______% J.P. Morgan U.S. Disciplined Equity Portfolio
______% Lazard Retirement Equity Portfolio
______% Putnam VT Growth & Income Fund

Mid Cap Stocks
______% AIM V.I. Capital Appreciation Fund
______% AXPsm VP Capital Resource Fund
______% Fidelity VIP Fund III Mid Cap Portfolio
______% Franklin Templeton Real Estate Securities Fund - Class 2
______% MFS(R) Research Series
______% MFS(R) Utilities Series
______% Warburg, Pincus Trust - Emerging Growth Portfolio

Small Cap Stocks
______% AIM V.I. Capital Development Fund
______% Baron Capital Asset Fund
______% MFS(R) New Discovery Series
______% Royce Micro-cap Portfolio
______% Royce Premier Portfolio
______% Wanger U.S. Small Cap Fund

International Stocks
______% Fidelity VIP Fund Overseas Portfolio
______% Goldman Sachs VIT International Equity Fund
______% Lazard Retirement International Equity Portfolio
______% Putnam VT International Equity Portfolio
______% Putnam VT International Growth Fund
______% Putnam VT International New Opportunites Fund
______% Templeton International Smaller Companies
        Fund - Class 2
______%Wanger International Small Cap Fund

*Must be whole numbers. your above payment allocation instruction will remain in effect for any future payments you make until you change your instructions.

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7      Replacement
       Will the annuity applied for replace any existing insurance or annuity?
       ( )Yes   ( ) No
       If Yes, provide details - company, contract number, amount, reason - under Remarks.

8      Remarks and Special Instructions (including special mailing instructions)



9      Social Security or Taxpayer  Identification Number Certification.
       You certify, under the penalties of perjury as required by Form W-9 of the Internal Revenue Service, that:

     (1) The number shown on this form is your correct taxpayer identification number (or you are waiting for a number to be issued to you), and

     (2) You are not subject to backup withholding because: (a) you are exempt from backup withholding, or (b) you have not been notified by the Internal Revenue Service that you are subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified you that you are no longer subject to backup withholding.

          You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest of dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

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10     It Is Agreed That:
       1. All statements and answers given above are true and complete to the best of my/our knowledge.
       2. Only an officer of American Enterprise Life Insurance Company can modify any annuity contract or waive any requirement in this application.
       3. If joint spousal owners are named, ownership will be in joint tenancy with right of survivorship unless prohibited by state of settlement or specified otherwise in Remarks above.
       4. I/we acknowledge receipt of current prospectuses for the variable annuity and any funds involved.
       5. I/we understand that earnings and values, when based on the investment experience of a variable fund, portfolio, account or subaccount, are not guaranteed and may both increase or decrease.
       6. Tax law requires that all non-qualified deferred annuity contracts issued by the same company, to the same policyholder (owner), during the same calendar year are to be treated as a single, unified contract. The amount of income included and taxed in a distribution (or a transaction deemed a distribution under tax law) taken from any one of such contracts is determined by summing all such contracts together.

   Signatures


 _______________________________
   Location (City/State)

________________________________
   Date


 X______________________________
   Annuitant Signature


 X______________________________
   Licensed Agent Signature


 X______________________________
   Owner Signature (if other than annuitant)


 X______________________________
   Joint Owner (if any) Signature

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11      State Specific Information / Fraud Warnings:

 For applicants in Arizona:

     Write to us if you want information about your annuity contract benefits and provisions. We'll promptly send your requested information. If for any reason you are not satisfied with the contract, you may return it to us or our agent within 10 days after receiving it. We will refund an amount equal to the sum of the contract value and any premium tax charges and the contract will then be void.

 For applicants in Arkansas, Kentucky, Maine, New Mexico, Ohio and Pennsylvania:

     Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

 For applicants in Colorado:

     Any person who, with intent to defraud or knowing that he or she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement, may be guilty of insurance fraud.

 For applicants in Florida:

     Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony or the third degree.

  Agent's Printed Name:______________________________

  Agent's Florida License ID #:_______________________

  For applicants in New Jersey:

     Any person who knowingly files a statement of claim containing any false or misleading information is subject to criminal and civil penalties.
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                          Please complete Agent's Report on next page.


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12 Agent's Report (Type or Print)

   Agent's Name_______________________________________________________________

   Agent's Social Security Number ____________________________________________

   Agency Name and Number (if applicable) ____________________________________

   Telephone Number (           )_____________________________________________

   Fax Number (          )____________________________________________________

   Branch Address_____________________________________________________________

   Sale Location______________________________________________________________

     I hereby certify that I personally solicited this application; that the application and this report are complete and accurate to the best of my knowledge and belief. To the best of my knowledge, this application does does not involve replacement of existing life insurance or annuities. (If replacement is involved, I have provided details - company, contract number, amount, reason - under Remarks and have completed any state replacement requirements including any required state replacement forms).



   X_________________________________
         Licensed Agent Signature